UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2024

GLOBAL-SMART.TECH INC.

(Exact name of registrant as specified in its charter)

Wyoming	333-267740	98-1664763
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Yehor Rodin

Kava b.b.

85320, Tivat, Montenegro

+1205-2165924

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On May 9, 2024, the relationship of Global-Smart.Tech (the “Registrant”) with its independent registered public accounting firm, Fruci & Associates II, PLLC, Certified Public Accountant, was terminated by mutual agreement.

During the fiscal year ended May 31, 2023, and the subsequent interim period through the date of this report, there were no disagreements, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Registrant and Fruci & Associates II, PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Fruci & Associates II, PLLC’ satisfaction, would have caused Fruci & Associates II, PLLC to make reference to such disagreements in its audit reports.

The Registrant has provided a copy of the foregoing disclosures to Fruci & Associates II, PLLC and requested that Fruci & Associates II, PLLC furnish it with a letter addressed to the Securities and Exchange Commission stating whether Fruci & Associates II, PLLC agrees with the above statements. A copy of Fruci & Associates II, PLLC’s letter, dated May 9, 2024, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from FRUCI & ASSOCIATES II, PLLC to the Securities and Exchange Commission dated May 9, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2024

Global-Smart.Tech
By:	/s/ Yehor Rodin
	Name:	Yehor Rodin
	Title:	President, Director, Treasurer and Secretary